UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Dynatrace Holdings LLC*

(Exact name of registrant as specified in its charter)

Delaware	47-2386428
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 116 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-232558

Securities to be registered pursuant to Section 12(g) of the Act: None

*

Dynatrace Holdings LLC, a limited liability company organized under the laws of Delaware, is the registrant filing this Registration Statement with the Securities and Exchange Commission. Prior to the listing on the New York Stock Exchange, Dynatrace Holdings LLC will be converted into a corporation organized under the laws of Delaware, pursuant to the Delaware Limited Liability Company Act Section 18-216 and the General Corporation Law of the State of Delaware Section 265 and renamed Dynatrace, Inc. The common stock to be listed on the New York Stock Exchange and referred to herein are securities of Dynatrace, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Dynatrace, Inc. (the “Registrant”) registers hereunder its common stock, par value $0.001 per share (the “Common Stock”). A description of the Registrant’s common stock is incorporated by reference herein from the information set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-232558) (the “Registration Statement”), confidentially submitted to the Securities and Exchange Commission (the “Commission”) on April 12, 2019 and publicly filed with the Commission on July 5, 2019, as amended, under the Securities Act of 1933, as amended (the “Securities Act”). The description of the common stock included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DYNATRACE HOLDINGS LLC

Date: July 30, 2019	By:	/s/ John Van Siclen
	Name:	John Van Siclen
	Title:	Chief Executive Officer